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                                                                    EXHIBIT 23.6

                                   CONSENT OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

     We hereby consent to (i) the inclusion of our opinion letter, dated August 22, 1996, to the Special Committee of the Board of Directors and the Board of Directors of Transnational Re Corporation ('Transnational') as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of PXRE Corporation ('PXRE') relating to the proposed merger of Transnational with and into PXRE and (ii) all references made to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are 'experts' for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION

                                          By:      /s/ Jonathan D. Kelly
                                             ...................................

New York, New York
October 30, 1996

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